Zoo Entertainment Expects to Report Record 2010 Results and Launches All-New Division, indiePub Mobile

Cincinnati, OH – January 31, 2011 – Based on preliminary unaudited information, Zoo Entertainment (NASDAQ:ZOOG), a leading developer and marketer of interactive entertainment software, expects to report record revenue between $67 million and $69 million for the fiscal year ended December 31, 2010, which would represent a 38% to 42% increase compared to the fiscal year ended December 31, 2009.

Adjusted EBITDA, including non-cash stock-based compensation, is also expected to increase from $549,000 in 2009 to between $4.5 million and $5.5 million in 2010 (see important discussion of adjusted EBITDA, a non-GAAP financial measure, below).

“Our record 2010 results reflect solid execution of our strategic plans to expand our game offerings and market reach,” said Mark Seremet, CEO of Zoo Entertainment. “Even with the 20% industry-wide decline of the Wii and DS markets in 2010, we were still able to achieve record numbers, taking market share in a very difficult environment. In fact, we generated the highest levels of revenue and profit in the company’s history. Overall, we believe we achieved much of what we set out to accomplish: strong top-line growth, margin expansion and profitability, new direct-to-retail partnerships, and the launch of indiePub, an innovative online ecosystem for independent game developers.”

“We believe this has set the stage for 2011 to be a transformative year for Zoo Entertainment,” continued Seremet, “as we expand our game publication capabilities to more digital and console platforms than ever before. By leveraging our innovative approach to content generation through indiePub and internal development, we are extending beyond the casual console gaming segment to the rapidly growing digital and mobile landscapes.”

Recognizing the vast growth and opportunities within the mobile gaming market, Zoo Entertainment has launched an all-new division, indiePub Mobile, which will accompany innovative internal development. “With a rise in both independent video game development and the mobile industry, we conceptualized a dedicated platform for mobile games and talented developers, and are now seeing that platform come to life,” added Seremet.

The designated mobile division follows the recent completion of indiePub’s first mobile game competition in December 2010. “We were impressed with the quality and quantity of the mobile games submitted for judging in our recent competition, and plan to continue its development through indiePub Mobile,” Seremet stated. “By the end of 2011, Zoo anticipates having an impressive line-up of mobile content, including 12 games currently in development, which will be offered across handsets and tablets as a direct result of our partnerships with talented independent developers.”

“We plan to continue with our portfolio approach, and intend to release 71 SKUs this year, including 31 digital titles, 19 mobile and 21 on console; the digital titles we expect to release in 2011 are exceptionally notable considering only 3% of our titles were released digitally in 2010, and within the fourth quarter. While the company was once tied to the Wii and DS model with more than 95% of our titles in 2010 being released on those platforms, we are evolving to become a leading distributor of digital titles across all major mobile, PC, console and social media platforms, as well as continuing to maintain our strong market share of the retail business. With a majority of our 2011 titles slated for release on mobile and digital platforms, we expect higher margins and greater profits as our digital model continues to unfold.”

Based on the company’s current release schedule, Zoo management anticipates its 2011 product mix, by SKU, will be approximately:

•	29% from titles released on console platforms, including Nintendo Wii and DS, Xbox 360/Kinect, PlayStation 3 and Nintendo 3DS;

•	27% from titles released on mobile devices, including iPhone, iPad, iPod Touch, Android and Android Tablet; and

•	44% from titles released digitally, including on PlayStation Network, Xbox Live Arcade, Steam for PC and Mac, and Facebook.

Projected 2011 Release Schedule

Q1	Q2	Q3	Q4
CONSOLE	CONSOLE	CONSOLE	CONSOLE
Nintendo DS	Nintendo DS	Nintendo 3DS	Nintendo DS
PHOTO PHANTASY	EINSTEIN	BIGFOOT	HIGHLIGHTS
ZOMBIEZ SEEKER	PlayStation 3	STUNT FLYER	Nintendo Wii
Nintendo Wii	KVD BIG BASS CHALLENGE	SUMMONER WARS	HIGHLIGHTS
DINO STRIKE	DIGITAL	Nintendo Wii	PlayStation 3
HYPERFIGHTER	Facebook	BUILD N RACE EXTREME	MATHEWS BOWHUNTING
PIRATE BLAST	BLOCKS	JOHN DEERE	Xbox 360
SUPERSONIC RACER	CATAPULT FOR HIRE	DIGITAL	FLATOUT
PlayStation 3	TOTEM DESTROYER	Facebook	MATHEWS BOWHUNTING
MAYHEM	Mac	CARGO DELIVERY	Kinect
Xbox 360	BLOCKS	Mac	MINUTE TO WIN IT
MAYHEM	CATAPULT FOR HIRE	CARGO DELIVERY	DIGITAL
	TOTEM DESTROYER	ORBITZ	Mac
	PC	PC	COMA
	BLOCKS	CARGO DELIVERY	PC
	CAPSIZED	GO TO HELL	COMA
	CATAPULT FOR HIRE	ORBITZ	VESSEL
	FIREBURST	PlayStation Network	PlayStation Network
	STORM	CAPSIZED	COMA
	TOTEM DESTROYER	Xbox Live Arcade	VESSEL
	PlayStation Network	AUDITORIUM	Xbox Live Arcade
	FIREBURST	MOBILE	VESSEL
	STORM	iOS	
	WANTED CORP	COMA	
	Xbox Live Arcade	CARGO DELIVERY	
	FIREBURST	GO TO HELL	
	STORM	CATAPULT FOR HIRE	
	MOBILE	PAPER VENTURE	
	iOS	ORBITZ	
	BLOCKS	SUMMONER WARS	
	FRACTAL	CHUCK	
	TOTEM DESTROYER	Android	
	Android	ORBITZ	
	BLOCKS	SUMMONER WARS	
	TOTEM DESTROYER	COMA	
		CARGO DELIVERY	
		GO TO HELL	
		COMA

The company plans to provide more in-depth financial results in its complete fourth quarter and fiscal year 2010 earnings press release and conference call, which will be announced at a later date.

Non-GAAP Financial Measures
In compliance with Regulation G, promulgated pursuant to the Sarbanes Oxley Act, Zoo Entertainment, Inc. will issue in a press release and post to its investor relations website (www.zoogamesinc.com) the reconciliation of differences between GAAP and non-GAAP financial information that may be required in connection with issuing its audited 2010 financial results, and will do so as this information becomes available.

As is common in the industry, the company uses EBITDA, Adjusted EBITDA and Adjusted Earnings Per Share (“Adjusted EPS”) as measures of performance to demonstrate earnings exclusive of interest and non-cash events. The company in its management of its business affairs and analysis of its monthly, quarterly and annual performance makes decisions based on cash flows. The company, in managing its current and future affairs, cannot affect the amortization of intangible assets to any material degree, and therefore uses EBITDA and Adjusted EBITDA as its primary management guide. Investors are cautioned that EBITDA, Adjusted EBITDA and Adjusted EPS are not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles in the United States (GAAP). The Adjusted EBITDA and the Adjusted EPS numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA and Adjusted EPS, while providing useful information, should not be considered in isolation or as an alternative to net income, net loss, cash flows or earnings per share as determined under GAAP. See the "Reconciliation of Income (loss) from operations (GAAP) to Adjusted EBITDA (Non-GAAP)" table below for further information about this non-GAAP measure for the periods indicated in this release.

The company previously reported product financing costs as part of “Cost of Goods Sold,” an acceptable reporting method under GAAP. The company is reclassifying these product financing costs from Cost of Goods Sold to Interest Expense, effective with the filing of its audited financial statements for the year ended December 31, 2010. This reclassification is also in accordance with GAAP and is consistent with the reporting of product financing costs by other companies in the industry. For the year ended December 31, 2010, approximately $1.1 million of product financing costs are expected to be reclassified from Cost of Goods Sold to Interest Expense; for the year ended December 31, 2009, $326,000 of product financing costs were reclassified from Cost of Goods Sold to Interest Expense. Accordingly, if the company had reclassified such product financing costs for 2009, it would have increased its EBITDA, Adjusted EBITDA and earnings for Adjusted EPS for that year by $326,000.

Zoo Entertainment, Inc. and Subsidiaries
Unaudited Reconciliations of GAAP to Non-GAAP Measures
For the Years Ended December 31, 2010 (projected range) and 2009
(in thousands)

Reconciliation of Income (loss) from operations (GAAP) to Adjusted EBITDA (Non-GAAP)

	Year Ended December 31,
	2010 projected range		2009

Income (loss) from operations, as previously reported for 2009 and projected for 2010	$1,840	$2,840	$(17,347)
Reclassification of product financing costs - 2009	-	-	326

Income (loss) from operations, reclassified	$1,840	$2,840	$(17,021)

Impairment of goodwill	-	-	14,704
Depreciation and amortization	2,030	2,030	1,875

EBITDA	$3,870	$4,870	$(442)

Stock-based compensation	630	630	991

Adjusted EBITDA excluding stock-based compensation	$4,500	$5,500	$549

The 2010 numbers in the table above are based on preliminary, unaudited financial statements and are subject to the audit and adjustments which may be made during the audit process. Those adjustments could be material and could have a material impact on the numbers presented.

About Zoo Entertainment, Inc.
Zoo Entertainment (NASDAQ:ZOOG) is a developer, publisher and distributor of interactive entertainment software targeted to family-oriented mass market consumers. With a strong network of leading national mass market retailers, its casual and value-focused titles span categories including sports, family, racing, game show, strategy and action-adventure, and more. Zoo Entertainment software is developed for all major consoles, handheld gaming devices, PCs, and mobile devices as well online and download game services.

Zoo’s innovative content creation site, indiePub (www.indiepub.com), was designed to capitalize on opportunities in the emerging and high growth digital entertainment space. The site fosters the independent gaming community by playing host to independent game developers and players and providing developers with the resources they need to collaborate and create great games. A destination site for gaming enthusiasts and consumers, indiePub takes an active role in helping independent developers create innovative entertainment software.

For more information, visit www.zoogamesinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.'s management, are subject to various risks and uncertainties, which could cause actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: general economic conditions; geopolitical events and regulatory changes; our financial performance; our competitive position; expectations regarding our potential growth; our ability to implement our business strategy; expectations regarding the size of our market; the introduction of new products and market acceptance of new and existing products; requirements or changes adversely affecting the businesses in which we are engaged; demand for our products and services. For a further discussion of the risks and uncertainties we face, please refer to Part I, Item 1A of our Annual Report on Form 10-K, for the year ended December 31, 2009, originally filed with the Securities and Exchange Commission (SEC) on March 31, 2010, as amended on May 20, 2010, and other public reports, including registration statements, that have been filed with the SEC, all of which are available at www.sec.gov. The information set forth herein should be read in light of such risks. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

Company Contact
Mark Seremet, CEO
Zoo Entertainment, Inc.
Tel 513-824-8297
mseremet@zoogamesinc.com

Investor Relations Contact
Scott Liolios or Matt Glover
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com

###